EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2019 FIRST QUARTER RESULTS
Company Delivers Results at the Top End of Outlook, Expects Modest Increase in Q2 Revenue

LIVERMORE, Calif. — May 1, 2019 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the first quarter of fiscal 2019 ended March 30, 2019. Quarterly revenues were $132.2 million, down 6.2% from $140.9 million reported in the fourth quarter of fiscal 2018, and up 11.8% from $118.3 million reported in the first quarter of fiscal 2018.

•	Performance driven by relatively steady overall demand and good execution

•	Gross margins benefited from strong product mix in engineering systems segment

•	Diversified opportunity set providing more stable overall revenue stream

“FormFactor again delivered solid financial performance in the first quarter of 2019, with revenue and non-GAAP earnings-per-share at the high end of the outlook we provided three months ago,” said Mike Slessor, CEO of FormFactor, Inc. “This performance was driven by a combination of steady overall demand and good execution, augmented by particularly strong mix-related gross margins in our engineering systems segment.”

First Quarter Highlights

On a GAAP basis, net income for the first quarter of fiscal 2019 was $5.5 million, or $0.07 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2018 of $85.1 million, or $1.13 per fully-diluted share, and net income for the first quarter of fiscal 2018 of $2.1 million, or $0.03 per fully-diluted share. We reported first quarter gross margin of 39.7%, compared with 39.8% in the fourth quarter of 2018, and 38.2% in the first quarter of 2018. GAAP net income for the fourth quarter of fiscal 2018 includes a valuation allowance release of $75.8 million.

On a non-GAAP basis, net income for the first quarter of fiscal 2019 was $15.2 million, or $0.20 per fully-diluted share, compared to net income for the fourth quarter of fiscal 2018 of $23.4 million, or $0.31 per fully-diluted share, and net income for the first quarter of fiscal 2018 of $12.7 million, or $0.17 per fully-diluted share. We reported first quarter 2019 non-GAAP gross margin of 44.1%, compared with 44.1% in the fourth quarter of 2018, and 43.3% in the first quarter of 2018.

A reconciliation of GAAP to non-GAAP net income and net income per fully-diluted share, and GAAP to non-GAAP gross margin, is provided in the schedules included below.

Free cash flow for the first quarter of fiscal 2019 was $14.9 million, compared to free cash flow for the fourth quarter of fiscal 2018 of $15.8 million, and free cash flow for the first quarter of 2018 of $6.3 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “As is shown in our current outlook, we expect to deliver modest sequential revenue growth in the second quarter, as we continue to experience steady overall demand.”

For the second quarter ending on June 29, 2019, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$131 million to $139 million	—	$131 million to $139 million
Gross margin	37% to 40%	$6 million	41% to 44%
Net income per diluted share	$0.02 to $0.08	$0.13	$0.15 to $0.21

*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges and amortization of intangibles.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PST, or 4:30 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through May 3, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 4983938. Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three months ended March 30, 2019 and for outlook provided before, as well as for the comparable period of fiscal 2018, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenues	$132,213	$118,290
Cost of revenues	79,692	73,161
Gross profit	52,521	45,129
Operating expenses:
Research and development	19,723	18,046
Selling, general and administrative	25,184	23,449
Total operating expenses	44,907	41,495
Operating income	7,614	3,634
Interest income	580	257
Interest expense	(595)	(967)
Other expense, net	(84)	(512)
Income before income taxes	7,515	2,412
Provision for income taxes	2,032	287
Net income	$5,483	$2,125
Net income per share:
Basic	$0.07	$0.03
Diluted	$0.07	$0.03
Weighted-average number of shares used in per share calculations:
Basic	74,362	72,826
Diluted	76,009	74,342

FORMFACTOR, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
GAAP net income	$5,483	$2,125
Adjustments:
Stock-based compensation	5,295	3,756
Restructuring and impairment charges, net	209	—
Amortization of intangibles	7,090	7,194
Income tax effect of non-GAAP adjustments	(2,882)	(425)
Non-GAAP net income	$15,195	$12,650

Non-GAAP net income per share:
Basic	$0.20	$0.17
Diluted	$0.20	$0.17

Weighted-average number of shares used in per share calculations:
Basic	74,362	72,826
Diluted	76,009	74,342

FORMFACTOR, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 30, 2019		March 31, 2018
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$52,521	39.7%	$45,129	38.2%
Adjustments:
Amortization of intangibles	4,719	3.6%	5,157	4.3%
Stock-based compensation	950	0.7%	920	0.8%
Restructuring and impairment charges, net	120	0.1%	—	—%
Non-GAAP Gross Profit/Margin	$58,310	44.1%	$51,206	43.3%

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$5,483	$2,125
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,947	3,525
Amortization	7,090	7,194
Stock-based compensation expense	5,295	3,756
Provision for excess and obsolete inventories	2,725	2,045
Other activity impacting operating cash flows	(3,902)	(9,323)
Net cash provided by operating activities	20,638	9,322
Cash flows from investing activities:
Acquisition of property, plant and equipment	(6,028)	(3,831)
Purchases of marketable securities, net	(3,332)	420
Other activity impacting investing cash flows	28	20
Net cash used in investing activities	(9,332)	(3,391)
Cash flows from financing activities:
Proceeds from issuances of common stock	3,870	4,754
Tax withholdings related to net share settlements of equity awards	(302)	(357)
Principal repayments on term loan	(7,500)	(8,750)
Net cash used in financing activities	(3,932)	(4,353)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(207)	1,078
Net increase in cash, cash equivalents and restricted cash	7,167	2,656
Cash, cash equivalents and restricted cash, beginning of period	100,546	92,726
Cash, cash equivalents and restricted cash, end of period	$107,713	$95,382

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net cash provided by operating activities	$20,638	$9,322
Adjustments:
Cash paid for interest	302	826
Capital expenditures	(6,028)	(3,831)
Free cash flow	$14,912	$6,317

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$105,759	$98,472
Marketable securities	54,086	50,531
Accounts receivable, net of allowance for doubtful accounts of $185 and $185	81,492	95,333
Inventories, net	83,216	77,706
Restricted cash	824	849
Refundable income taxes	1,261	1,260
Prepaid expenses and other current assets	11,747	13,669
Total current assets	338,385	337,820
Restricted cash	1,130	1,225
Operating lease, right-of-use-assets	34,397	—
Property, plant and equipment, net of accumulated depreciation of $266,274 and $263,102	54,697	54,054
Goodwill	188,925	189,214
Intangibles, net	60,385	67,640
Deferred tax assets	77,293	77,301
Other assets	1,409	968
Total assets	$756,621	$728,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,555	$40,006
Accrued liabilities	22,559	27,731
Current portion of term loan, net of unamortized issuance cost of $128 and $160	33,622	29,840
Deferred revenue	6,885	4,941
Operating lease liabilities	6,022	—
Total current liabilities	100,643	102,518
Term loan, less current portion, net of unamortized issuance cost of $10 and $29	23,740	34,971
Deferred tax liabilities	2,306	2,355
Long-term operating lease liabilities	32,239	—
Other liabilities	4,705	8,214
Total liabilities	163,633	148,058

Stockholders’ equity:
Common stock, $0.001 par value:
250,000,000 shares authorized; 74,488,498 and 74,139,712 shares issued and outstanding	74	74
Additional paid-in capital	871,617	862,897
Accumulated other comprehensive income (loss)	(599)	780
Accumulated deficit	(278,104)	(283,587)
Total stockholders’ equity	592,988	580,164
Total liabilities and stockholders’ equity	$756,621	$728,222

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, and non-GAAP gross margin, by adjusting GAAP net income, GAAP earnings per fully-diluted share, and GAAP gross margin to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” "Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin," and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F